Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

Priority Income Fund, Inc. (formerly, Priority Senior Secured Income Fund, Inc.)
New York, New York

We hereby consent to the use in the Registration Statement No. 333-182941, Post-Effective Amendment No. 5, on Form N-2 of our report dated August 27, 2014, relating to the financial statements of Priority Income Fund, Inc. (formerly, Priority Senior Secured Income Fund, Inc.), which is contained in the Statement of Additional Information of such Registration Statement.

/s/BDO USA, LLP

BDO USA, LLP
New York, New York
October 24, 2014

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